Exhibit 32.2
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SUPERVALU INC. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarterly fiscal period ended September 9, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Date: October 18, 2017	/s/ ROB N. WOSETH
Rob N. Woseth Executive Vice President, Chief Strategy Officer, Interim Chief Financial Officer (principal financial officer)